Exhibit 99.1
Genworth Financial Announces First Quarter 2026 Results
Strategic Highlights
•Strong capital returns from Enact, with $99M received in the quarter
•Repurchased $66M of shares in the quarter; $856M since program inception as of March 31, 2026
•CareScout delivered 1,486 matches1 in the quarter with 97% home care coverage of the aged 65-plus census population in the United States
•Continued progress on the LTC2 MYRAP3 with approximately $34.5B estimated net present value achieved since 2012 from IFAs4
Financial Highlights
•Net income5 of $47M, or $0.12 per diluted share, and adjusted operating income, excluding Closed Block5,6 of $109M, or $0.28 per diluted share
•Enact reported adjusted operating income of $140M5 in the quarter; PMIERs sufficiency ratio7 remains strong at 162%8
•Legacy insurance companies’9 RBC ratio10 of 289%8 driven by a statutory loss in the quarter
•Genworth holding company cash and liquid assets of $166M11 at quarter-end
Richmond, VA (May 5, 2026) – Genworth Financial, Inc. (NYSE: GNW) today reported results for the quarter ended March 31, 2026.

“Genworth is off to a solid start in 2026, with first quarter results demonstrating disciplined execution across our businesses,” said Tom McInerney, President & CEO. “Enact’s strong cash generation supported capital returns to shareholders, while we continued to build the CareScout platform and enhanced the self-sustainability of the Closed Block. We remain well positioned to deliver long-term shareholder value and help families navigate the aging journey with confidence.”

Consolidated Metrics (Amounts in millions, except per share data)	Q1 2026	Q4 2025	Q1 2025
Net income (loss)[5]	$47	$2	$54
Net income (loss) per diluted share[5]	$0.12	$—	$0.13
Adjusted operating income (loss), excluding Closed Block[5,6]	$109	$122	$114
Adjusted operating income (loss), excluding Closed Block per diluted share[5,6]	$0.28	$0.31	$0.27
Weighted-average diluted shares[12]	393.7	396.4	422.9

In the first quarter of 2026, the company began reporting adjusted operating income (loss), excluding Closed Block as its new consolidated operating performance measure. Management believes the new measure better aligns with the company’s strategy and capital allocation framework, managing the Closed Block on a standalone basis. While this is a non-GAAP financial measure, the company believes the new measure aids in understanding the company’s underlying operating performance.

Consolidated GAAP Financial Highlights
•Net income was driven by Enact, which had strong operating performance
•Net investment income, net of taxes, was $605 million in the quarter, down from $620 million in the prior quarter and up from $584 million in the prior year primarily from changes in limited partnership income
•Net investment losses, net of taxes, decreased net income by $21 million in the quarter, compared with losses of $31 million in the prior quarter and net investment gains of $21 million in the prior year. The investment losses in the current quarter were driven primarily by net trading losses and mark-to-market adjustments on equity securities

Enact

Operating Metrics (Dollar amounts in millions, except where indicated)	Q1 2026	Q4 2025	Q1 2025
Adjusted operating income (loss)[5]	$140	$146	$137
Primary new insurance written	$12,786	$14,386	$9,818
Primary insurance in-force (amounts in billions)	$272.5	$273.1	$268.4
Loss ratio	15%	7%	12%
Equity[13]	$4,328	$4,351	$4,159
•Results in the quarter included a pre-tax reserve release of $39 million reflecting favorable cure performance and loss mitigation activities. The prior quarter and prior year included pre-tax reserve releases of $60 million and $47 million, respectively
•Pre-tax net investment income of $72 million was up from $63 million in the prior year from higher yields and higher invested assets
•Primary new insurance written (NIW) was down 11% from the prior quarter from seasonality and up 30% from the prior year primarily from elevated refinance volume
•Primary insurance in-force increased 2% versus the prior year, driven by NIW and continued elevated persistency

Capital Metric	Q1 2026	Q4 2025	Q1 2025
PMIERs sufficiency ratio[7,8]	162%	162%	165%
•Enact paid a quarterly dividend of $0.21 per share
•Enact announced an increase to its quarterly dividend to $0.24 per share, payable in June 2026
•Estimated PMIERs sufficiency ratio of 162%, $1,919 million above requirements

Corporate and Other

Operating Metric (Amounts in millions)	Q1 2026	Q4 2025	Q1 2025
Adjusted operating income (loss)	$(31)	$(24)	$(23)
•Current quarter results were primarily driven by continued investment in CareScout to fund growth in the services business and debt service
•Prior quarter results included a favorable impact from tax-related items

Closed Block

Operating Metric (Amounts in millions)	Q1 2026	Q4 2025	Q1 2025
Adjusted operating income (loss)	$(32)	$(114)	$(63)
•Current quarter results were primarily driven by a $36 million pre-tax A/E14 loss15
•Mortality increased sequentially with seasonal trends, but was lower than the prior year; LTC claims continued to grow as the block ages
•Results included net insurance recoveries of $65 million pre-tax in LTC, with $42 million recorded as a reduction to expenses and $23 million reflected as a reduction to the A/E loss
•Results in the prior quarter and prior year reflected pre-tax A/E losses of $133 million and $5 million, respectively

Statutory Results[8,9] and RBC Ratio[8,9] (Dollar amounts in millions)	Q1 2026	Q4 2025	Q1 2025
Statutory pre-tax income (loss)[8,16]	$(77)	$3	$(1)
Long-term care insurance	(40)	(84)	50
Life insurance	(57)	60	(34)
Annuities	20	27	(17)
GLIC consolidated RBC ratio[8,10]	289%	300%	304%
•Statutory pre-tax loss was $77 million in the current quarter
•LTC continued to benefit from IFAs. Claims continued to grow as the block ages. Current quarter results reflected a $50 million benefit from net insurance recoveries
•Life insurance results included unfavorable reserve changes from aging of the block. The prior quarter included a net benefit from assumption updates of $51 million
•Mortality in LTC and life insurance increased sequentially with seasonal trends, but was lower than the prior year
•Annuities results reflected a $19 million favorable reserve release from a required regulatory update, partially offset by $13 million unfavorable net equity market and interest rate impacts compared to $22 million favorable in the prior quarter and $26 million unfavorable in the prior year
•Current quarter estimated GLIC consolidated RBC ratio was 289%, down from the prior quarter driven by the statutory loss in the quarter

Holding Company Cash and Liquid Assets

(Amounts in millions)	Q1 2026	Q4 2025	Q1 2025
Holding company cash and liquid assets[11,17]	$166	$234	$211
•Cash and liquid assets were $166 million at the end of the current quarter, which included approximately $50 million of cash held for future obligations, including advance cash payments from the company’s subsidiaries
•Cash inflows during the current quarter included $99 million from Enact capital returns
•Current quarter cash outflows included $89 million primarily related to annual employee benefit payments, which were advanced by the subsidiaries in 2025, $66 million in share repurchases, $7 million related to debt servicing costs and the repurchase of $5 million in principal of holding company debt

Capital Allocation and Shareholder Returns
•Executed $66 million in share repurchases in the quarter at an average price of $8.61 per share
•Executed $856 million in share repurchases since the program’s inception through March 31, 2026 at an average price of $6.35 per share

About Genworth Financial
Genworth Financial, Inc. (NYSE: GNW) is a publicly traded holding company headquartered in Richmond, Virginia. Through its family of brands—including CareScout, Genworth, and Enact—Genworth uses its more than 150 years of experience to help families navigate the aging journey with clarity and confidence, offering guidance, products, and services that support caregiving decisions, long-term care planning, and the financial challenges of aging. Genworth is the majority owner of Enact Holdings, Inc. (Nasdaq: ACT), a leading U.S. mortgage insurance provider. For more information, visit https://www.genworth.com.

Conference Call Information
Investors are encouraged to read this press release, summary presentation and financial supplement which are now posted on the company’s website, https://investor.genworth.com.
Genworth will conduct a conference call on May 6, 2026 at 9:00 a.m. (ET) to discuss its first quarter results, which will be accessible via:
•Telephone: 800-330-6710 or 213-279-1505 (outside the U.S.); conference ID # 5100219; or
•Webcast: https://investor.genworth.com/news-events/ir-calendar
Allow at least 15 minutes prior to the call time to register for the call. A replay of the webcast will be available on the company’s website for one year.
Prior to Genworth’s conference call, Enact will hold a conference call on May 6, 2026 at 8:00 a.m. (ET) to discuss its first quarter results, which will be accessible via:
•Telephone: Click here to obtain a dial-in number and unique PIN for Enact’s live question and answer session; or
•Webcast: https://ir.enactmi.com/news-and-events/events
Allow at least 15 minutes prior to the call time to register for the call.
Contact Information:

Investors:	Christine Jewell
InvestorInfo@genworth.com

Media:	Evans Mandes
Evans.Mandes@genworth.com

Use of Non-GAAP Measures
The company uses non-GAAP financial measures entitled “adjusted operating income (loss)” and “adjusted operating income (loss), excluding Closed Block.” These non-GAAP financial measures are evaluated by management and the company’s Board of Directors to assess performance, manage capital allocation, and in the case of adjusted operating income (loss), excluding Closed Block, as a basis for determining annual incentive awards and compensation for senior management. These measures have been established to more accurately reflect overall operating performance, as they minimize the impact of macroeconomic volatility. Management believes using adjusted operating income (loss), excluding Closed Block as a consolidated measure of profit or loss better aligns with the company’s strategy and capital allocation framework, as no capital is allocated to the Closed Block segment, which operates on a standalone basis, using existing capital and reserves, along with in-force management actions, to meet future obligations. The company also continues to report adjusted operating income (loss) for the Closed Block segment, as it believes it is the appropriate measure of profit or loss in accordance with segment reporting. Although adjusted operating income (loss) and adjusted operating income (loss), excluding Closed Block are non-GAAP financial measures, the company believes these measures aid in understanding the underlying performance of its operations.
The company defines adjusted operating income (loss) as income (loss) from continuing operations excluding:
•the after-tax effects of income (loss) attributable to noncontrolling interests,
•net investment gains (losses),
•changes in fair value of market risk benefits attributable to interest rates, equity markets and associated hedges,
•gains (losses) on the sale of businesses,
•gains (losses) on the early extinguishment of debt,
•restructuring costs, and
•infrequent or unusual non-operating items.
A component of the company’s net investment gains (losses) is the result of estimated future credit losses, the size and timing of which can vary significantly depending on market credit cycles. In addition, the size and timing of other investment gains (losses) can be subject to the company’s discretion and are influenced by market opportunities, as well as asset-liability matching considerations. The company excludes net investment gains (losses), changes in fair value of market risk benefits attributable to interest rates, equity markets and associated hedges, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, restructuring costs and infrequent or unusual non-operating items from adjusted operating income (loss) because, in the company’s opinion, they are not indicative of overall operating performance.
Adjustments to reconcile net income (loss) to adjusted operating income (loss) assume a 21% current tax rate, plus any associated deferred taxes, and are net of the portion attributable to noncontrolling interests. Changes in fair value of market risk benefits and associated hedges are adjusted to exclude changes in reserves, attributed fees and benefit payments.
Adjusted operating income (loss), excluding Closed Block, is derived from adjusted operating income (loss) and excludes adjusted operating income (loss) of the company’s Closed Block segment. While some of these items may be significant components of net income (loss) determined in accordance with GAAP, the company believes that adjusted operating income (loss), and measures that are derived from or incorporate adjusted operating income (loss), including adjusted operating income (loss), excluding Closed Block, are appropriate measures that are useful to investors because they identify the income (loss) attributable to the ongoing operations of the business. Adjusted operating income (loss) and adjusted operating income (loss), excluding Closed Block are not measures of complete profitability; therefore, they should not be considered in isolation or viewed as substitutes for GAAP net income (loss). In addition, the company’s definition of adjusted operating income (loss) may differ from the definitions used by other companies. In reporting non-GAAP measures in the future, the company may make other adjustments to exclude items it does not consider reflective of its core operating performance. The company may also disclose other non-GAAP operating measures in the future if it believes that such measures would be helpful to investors in their evaluation of the company.
A table at the end of this press release provides a reconciliation of net income (loss) available to Genworth Financial, Inc.’s common stockholders to adjusted operating income (loss) and adjusted operating income (loss), excluding Closed Block for the three months ended March 31, 2026 and 2025, as well as the three months ended December 31, 2025.
Management also reports revenues of CareScout Services to monitor growth of the business. CareScout Services revenues, which are included in Corporate and Other, primarily consist of fees from the CareScout Quality Network and placement fees earned when placing a care seeker in a senior living community, along with service fees such as eligibility assessments and Care Plans. To arrive at CareScout Services revenues, Corporate and Other revenues are adjusted to exclude intercompany eliminations, revenues from other businesses not individually reportable, including the company’s CareScout insurance business (CareScout Insurance) and international businesses, and other sources of revenue such as corporate net investment income and net investment gains (losses). See the table at the end of this press release for a reconciliation of total Corporate and Other revenues to CareScout Services revenues.
Statutory Accounting Data
The company presents certain supplemental statutory data for GLIC and its consolidating life insurance subsidiaries that has been prepared on the basis of statutory accounting principles (SAP). GLIC and its consolidating life insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners that are prepared using SAP, an accounting basis either prescribed or permitted by such authorities. Due to differences in methodology between SAP and GAAP, the values for assets, liabilities and equity, and the recognition of income and expenses, reflected in financial statements prepared in accordance with GAAP are materially different from those reflected in financial statements prepared under SAP. This supplemental statutory data should not be viewed as an alternative to, or used in lieu of, GAAP.
This supplemental statutory data includes the company action level RBC ratio for GLIC and its consolidating life insurance subsidiaries as well as combined statutory pre-tax earnings from the principal legacy insurance companies, GLIC, GLAIC and GLICNY. Statutory pre-tax earnings represent the net gain from operations, including the impact from in-force rate actions, before dividends to policyholders, refunds to members and federal income taxes and before realized capital gains or (losses). The combined product level statutory pre-tax earnings are grouped on a consistent basis as those provided on page six of the statutory Annual Statements. Management uses and provides this supplemental statutory data because it believes it provides a useful measure of, among other things, statutory pre-tax earnings and the adequacy of capital. Management uses this data to measure against its policy to manage the legacy insurance companies with internally generated capital.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” “may” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Examples of forward-looking statements include statements the company makes relating to potential dividends or share repurchases; future return of capital by Enact Holdings, Inc. (Enact Holdings), including share repurchases, and quarterly and special dividends; the cumulative economic benefit of approved and future rate increases and benefit reductions included in the multi-year in-force rate action plan and other reduced benefit options associated with the long-term care insurance products in the company’s Closed Block segment; planned investments in and the company’s outlook for new lines of business or new insurance and other products and services, such as those it is pursuing with its CareScout business (CareScout), including through its CareScout services business (CareScout Services) and its CareScout insurance business (CareScout Insurance); the expected benefits and/or synergies of the Seniorly, Inc. (Seniorly) acquisition; future financial performance, including the expectation that quarterly adverse variances between actual and expected experience could persist resulting in future remeasurement losses in the company’s long-term care insurance products in its Closed Block segment; the resolution of the appeal or any potential litigation recovery amounts in connection with the AXA S.A. (AXA) and Santander Cards UK Limited (Santander) litigation, and Genworth’s planned use of proceeds from any recovery in connection with the litigation, including share repurchases, debt repurchases and investments in new businesses; future financial condition and liquidity of the company’s businesses; and statements the company makes regarding the outlook of the U.S. economy.
Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, inflation, business, competitive, market, regulatory and other factors and risks, including but not limited to, the following:
•the inability to successfully launch new lines of business, including long-term care insurance and other products and services the company is pursuing with CareScout;
•the company’s failure to maintain the self-sustainability of GLIC and its subsidiaries, collectively referred to as “Closed Block” or its “legacy insurance subsidiaries”, including as a result of the inability to achieve desired levels of in-force management actions and/or the timing of future premium rate increases and associated benefit reductions taking longer to achieve than originally assumed; other regulatory actions negatively impacting the company’s life insurance businesses;
•inaccuracies or changes in estimates, assumptions, methodologies, valuations, projections and/or models, which result in inadequate reserves or other adverse results (including as a result of any changes in connection with quarterly, annual or other reviews);

•the impact on holding company liquidity caused by an inability to receive dividends or any other returns of capital from Enact Holdings, and limited sources of capital and financing and the need to seek additional capital on unfavorable terms;
•the impact on any potential recovery in the AXA and Santander litigation resulting from a successful appeal, significant delays or any other adverse development in the litigation;
•adverse changes to the structure or requirements of Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) or the U.S. mortgage insurance market; an increase in the number of loans insured through federal government mortgage insurance programs, including those offered by the Federal Housing Administration; the inability of Enact Holdings and/or its U.S. mortgage insurance subsidiaries to continue to meet the requirements mandated by PMIERs (or any adverse changes thereto), the inability to meet minimum statutory capital requirements of applicable regulators or the mortgage insurer eligibility requirements of Fannie Mae or Freddie Mac;
•changes in economic, market and political conditions, labor shortages and fluctuating interest rates; unanticipated financial events, which could lead to market-wide liquidity problems and other significant market disruption resulting in losses, defaults or credit rating downgrades of other financial institutions; deterioration in economic conditions, a recession or a decline in home prices, all of which could be driven by many potential factors, including a U.S. federal government shutdown; an increase in the cost of care impacting the company’s long-term care insurance products included in its Closed Block segment; changes in international trade policy, including the potential impact of new or increased tariffs, retaliatory policies or actions from other countries, and trade wars or other events that lead to political and economic instability; changes in government or monetary policies; changes within regulatory agencies; changes in immigration policy; and fluctuations in international securities markets;
•downgrades in financial strength and credit ratings and potential adverse impacts to liquidity; counterparty credit risks; defaults by counterparties to reinsurance arrangements or derivative instruments; defaults or other events impacting the value of invested assets, including private equity and private credit;
•changes in tax rates or tax laws, or changes in accounting and reporting standards;
•litigation and regulatory investigations or other actions, including commercial and contractual disputes with counterparties;
•the inability to retain, attract and motivate qualified employees or senior management;
•changes in the composition of Enact Holdings’ business or undue concentration by customer or geographic region;
•the impact from deficiencies in the company’s disclosure controls and procedures or internal control over financial reporting;
•the occurrence of natural or man-made disasters, including geopolitical tensions and war (including the Russian invasion of Ukraine, instability in the Middle East and economic competition between the United States and China, among others), a public health emergency, including pandemics, or climate change;
•the inability to effectively manage technology systems (including artificial intelligence), cyber incidents or other failures, disruptions or security breaches of the company or its third-party vendors, as well as unknown risks and uncertainties associated with artificial intelligence;
•the inability of third-party vendors to meet their obligations to the company;
•the lack of availability, affordability or adequacy of reinsurance to protect the company against losses;
•a decrease in the volume of high loan-to-value home mortgage originations or an increase in the volume of mortgage insurance cancellations;
•unanticipated claims resulting from Enact Holdings’ delegated underwriting and loss mitigation programs;
•the impact of medical advances such as genetic research and diagnostic imaging, emerging new technology, including artificial intelligence and related legislation; and
•other factors described in the risk factors contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 27, 2026.
The company provides additional information regarding these risks and uncertainties in its Annual Report on Form 10-K. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Accordingly, for the foregoing reasons, the company cautions the reader against relying on any forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Condensed Consolidated Statements of Income (Loss)
(Amounts in millions, except per share amounts)
(Unaudited)

	Three months ended March 31,		Three months ended December 31, 2025
	2026	2025
Revenues:
Premiums	$881	$862	$886
Net investment income	766	739	785
Net investment gains (losses)	(26)	27	(39)
Policy fees and other income	156	158	152
Total revenues	1,777	1,786	1,784
Benefits and expenses:
Benefits and other changes in policy reserves	1,224	1,217	1,182
Liability remeasurement (gains) losses	44	4	143
Changes in fair value of market risk benefits and associated hedges	10	18	(4)
Interest credited	95	99	97
Acquisition and operating expenses, net of deferrals	213	236	265
Amortization of deferred acquisition costs and intangibles	55	60	57
Interest expense	25	26	26
Total benefits and expenses	1,666	1,660	1,766
Income (loss) from continuing operations before income taxes	111	126	18
Provision (benefit) for income taxes	31	36	4
Income (loss) from continuing operations	80	90	14
Income (loss) from discontinued operations, net of taxes	(1)	(5)	21
Net income (loss)	79	85	35
Less: net income (loss) attributable to noncontrolling interests	32	31	33
Net income (loss) available to Genworth Financial, Inc.’s common stockholders	$47	$54	$2
Income (loss) from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.12	$0.14	$(0.05)
Diluted	$0.12	$0.14	$(0.05)
Net income (loss) available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.12	$0.13	$—
Diluted	$0.12	$0.13	$—
Weighted-average common shares outstanding:
Basic	388.1	418.3	396.4
Diluted[12]	393.7	422.9	396.4

Reconciliation of Net Income (Loss) to Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss), Excluding Closed Block
(Amounts in millions, except per share amounts)
(Unaudited)

	Three months ended March 31,		Three months ended December 31, 2025
	2026	2025
Net income (loss) available to Genworth Financial, Inc.’s common stockholders	$47	$54	$2
Add: net income (loss) attributable to noncontrolling interests	32	31	33
Net income (loss)	79	85	35
Less: income (loss) from discontinued operations, net of taxes	(1)	(5)	21
Income (loss) from continuing operations	80	90	14
Less: net income (loss) from continuing operations attributable to noncontrolling interests	32	31	33
Income (loss) from continuing operations available to Genworth Financial, Inc.’s common stockholders	48	59	(19)
Adjustments to income (loss) from continuing operations available to Genworth Financial, Inc.’s common stockholders:
Net investment (gains) losses, net[18]	25	(28)	38
Changes in fair value of market risk benefits attributable to changes in interest rates, equity markets and associated hedges[19]	9	19	(6)
(Gains) losses on early extinguishment of debt	—	—	(1)
Expenses related to restructuring	2	(1)	—
Taxes on adjustments[20]	(7)	2	(4)
Adjusted operating income (loss)	77	51	8
Less: Closed Block segment adjusted operating income (loss)	(32)	(63)	(114)
Adjusted operating income (loss), excluding Closed Block	$109	$114	$122
Adjusted operating income (loss):
Enact segment	$140	$137	$146
Corporate and Other	(31)	(23)	(24)
Closed Block segment	(32)	(63)	(114)
Adjusted operating income (loss)	$77	$51	$8
Net income (loss) available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.12	$0.13	$—
Diluted	$0.12	$0.13	$—
Adjusted operating income (loss), excluding Closed Block per share:
Basic	$0.28	$0.27	$0.31
Diluted	$0.28	$0.27	$0.31
Weighted-average common shares outstanding:
Basic	388.1	418.3	396.4
Diluted[12]	393.7	422.9	396.4

Reconciliation of Total Corporate and Other Revenues to CareScout Services Revenues
(Amounts in millions)

	Three months ended March 31,		Three months ended December 31, 2025
	2026	2025
Total Corporate and Other revenues	$15	$7	$2
Less: intercompany eliminations	(4)	(4)	(4)
Less: other revenues	13	7	1
CareScout Services revenues	$6	$4	$5

Footnote Definitions
1A match is identified when CareScout validates and approves a home care invoice that demonstrates a CareScout member has received services for the first time and the appropriate discount was applied, or receives notice of a move-in to a senior living community.
2Long-term care insurance.
3Multi-year rate action plan.
4In-force rate actions.
5All references reflect amounts available to Genworth’s common stockholders.
6This is a financial measure that is not calculated based on U.S. Generally Accepted Accounting Principles (GAAP). See the Use of Non-GAAP Measures section of this press release for additional information.
7The Private Mortgage Insurer Eligibility Requirements (PMIERs) sufficiency ratio is calculated as available assets divided by required assets as defined within PMIERs.
8Company estimate for the first quarter of 2026 due to timing of the preparation and filing of the statutory financial statement(s).
9Includes Genworth’s legacy insurance companies: Genworth Life Insurance Company (GLIC), Genworth Life and Annuity Insurance Company (GLAIC) and Genworth Life Insurance Company of New York (GLICNY).
10Risk-based capital ratio based on company action level for GLIC consolidated.
11Included approximately $50 million, $127 million and $98 million of cash held for future obligations, including advance cash payments from the company’s subsidiaries as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
12Under applicable accounting guidance, companies in a loss position are required to use basic weighted-average common shares outstanding in the calculation of diluted loss per share. Therefore, as a result of the loss from continuing operations for the three months ended December 31, 2025, the company was required to use basic weighted-average common shares outstanding in the calculation of diluted loss per share for the three months ended December 31, 2025, as the inclusion of shares for performance stock units, restricted stock units and other equity-based awards of 6.0 million would have been antidilutive to the calculation. If the company had not incurred a loss from continuing operations for the three months ended December 31, 2025, dilutive potential weighted-average common shares outstanding would have been 402.4 million.
13Reflected Genworth’s ownership of equity including accumulated other comprehensive income (loss) and excluding noncontrolling interests of $1,026 million, $1,017 million and $971 million as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
14Actual variances from expected experience.
15Included $23 million pre-tax net insurance recovery benefit in LTC.
16Net gain (loss) from operations before dividends to policyholders, refunds to members and federal income taxes for GLIC, GLAIC and GLICNY, and before realized capital gains or (losses).
17Holding company cash and liquid assets comprises assets held in Genworth Holdings, Inc. (the issuer of outstanding public debt) which is a wholly-owned subsidiary of Genworth Financial, Inc.
18Net investment (gains) losses were adjusted for the portion attributable to noncontrolling interests of $1 million for all periods.
19Changes in fair value of market risk benefits and associated hedges were adjusted to exclude changes in reserves, attributed fees and benefit payments of $(1) million and $1 million for the three months ended March 31, 2026 and 2025, respectively, and $(2) million for the three months ended December 31, 2025.
20Taxes on adjustments included tax expense of $3 million for the three months ended December 31, 2025 related to a release of a portion of the valuation allowance on certain deferred tax assets.